UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 – AMENDMENT NUMBER 5
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KEVEN INVESTMENTS
FORMERLY
SOUTHERN STATES LAND DEVELOPMENT

(Name of small business issuer in its charter)

Nevada	7500	88-0323451
State or jurisdiction	Primary Standard Industrial	IRS Employer
of incorporation or organization	Classification Code Number	Identification Number

3540 South Jones Blvd, Suite 2, Las Vegas, NV 89103 (702) 368-1360

(Address, including zip code and telephone number of registrant’s principal executive offices)

Shogun Investment Group, 9116 Covered Wagon Drive,

Las Vegas, NV 89117 (702) 966-0600

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being register on this form are to be offered on a delayed or continuous bases pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock,
$.001 Par Value	2,000,000	$.10	$200,000	$6.14

TOTAL	2,000,000	$.10	$200,000	$6.14

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 1. COVER PAGE

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY ___, 2009

Prospectus

KEVEN INVESTMENTS

FORMERLY

SOUTHERN STATES LAND DEVELOPMENT

Common Stock

This prospectus relates to the resale of up to 2,000,000 shares of the common stock of Keven Investments (formerly Southern States Land Development ("we" or "the Company" or “Keven”) that may be offered and sold, from time to time, by the Selling Shareholders identified in this prospectus.

These shares were originally purchased from the Company in 1994 and exchanged as part of our merger in 2007 and are now being offered by the holders, as described in this prospectus under "Selling Shareholders.”

The Selling Shareholders will determine when they will sell their shares.  Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares.

Our common stock is not presently traded on any market or securities exchange.

We anticipate seeking sponsorship for trading of our common stock on the Financial Industry Regulatory Authority (“FINRA”) OTC Bulletin Board System upon effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board, or, if traded, that a public market will materialize.

The Selling Shareholders are required to sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering.  The Selling Shareholders will not be using any underwriters.

The purchase of the securities offered through this prospectus involves a high degree of risk.  You should invest in our common stock only if you can afford to lose your entire investment.  You should carefully read and consider the section of this prospectus titled "Risk Factors" on pages 9 through 11 before buying any of our shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the registration statement filed with the Securities and Exchange Commission that represent a fundamental change in the information set forth in the registration statement.

The information in this prospectus is not complete and may be changed.  The Selling Shareholders can not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY ___, 2009 ..

ITEM 3

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" or "Keven" refers to Keven Investments.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

This is a summary and the information is selective, it does not contain all information that may be important to you.  The summary highlights the more detailed information and financial statements appearing elsewhere in this document.  It is only a summary.  We urge you to read the entire prospectus carefully.  Your attention is specifically called to the risk factors beginning on page 10 and the financial statements and the explanatory notes before making any investment decision.

The Offering:

2,000,000 shares of our $.001 Common Stock.

The Issuer:

Keven Investments was incorporated in the state of Nevada on January 7, 1999, DBA Las Vegas Air Auto Service Center.  Southern States Land Development (“Southern”) was incorporated in the state of Nevada on August 18, 1994.  On June 18, 2007, Southern and Keven merged with Southern being the surviving company and changed its name to Keven Investments.

Our Business:

Keven’s primary business is the auto air conditioning and service business.  We service the entire Las Vegas Metropolitan area, which includes Las Vegas, North Las Vegas and Henderson’s 2,000,000 population.

We offer a wide range of auto air conditioning services.  It is ultimately our goal to offer a one-stop facility for all auto-servicing needs, including air conditioning repair, brakes, transmission, wheel alignment, etc.  In this way, we can offer greater perceived value for the customer than many other shops, which specialize in certain areas.

The Selling Shareholders:

The Selling Shareholders consist of certain of our existing shareholders that acquired (i) 2,000,000 shares issued in connection with a private placement transaction completed by Southern in 1994 and (ii) converted into 2,000,000 shares issued in connection with our merger in 2007.

Shares Offered by the Selling Shareholders:

The Selling Shareholders are offering all of the 2,000,000 shares of our common stock acquired by the Selling Shareholders that represents (i) 2,000,000 shares issued in connection with a private placement transaction completed by Southern in 1994 and (ii) exchanged into 2,000,000 shares issued in connection with our merger in 2007.

Offering Price:

The Selling Shareholders will sell their shares of our common stock at a price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily.

Terms of the Offering:

The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus.  We will cover the expenses associated with the offering which we estimate to be approximately $26,986.14.

Termination of the Offering:

The offering will conclude when all of the 2,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.  Upon termination, Rule 144 may be applicable to any of the shares that have not been sold pursuant to this prospectus.

Use of Proceeds:

We will not receive any proceeds from this offering

We Will Receive No Proceeds:

Although we have agreed to pay all off expenses, we will not receive any proceeds from the sale of the securities.  We anticipate offering expenses of approximately $26,986.14.

We May Not Be Able to Continue as a Growing Concern:

Our auditor has prepared our financial statements assuming that we will continue as a going concern and he has issued a qualified report.  The financial statements contemplate the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, however, we do not have cash or other material assets nor do we have sufficient operations or a sufficient source of revenue to cover our operational costs which would allow us to continue as a going concern.  The officers and directors (majority shareholders) have committed to advancing us funds for limited operating costs incurred.

Competition:

The industry is highly competitive with suppliers having a great deal of power in setting and negotiating the prices of their products and services to repair shops.  In addition, because the customers see the service as undifferentiated and a “commodity” with little value separation between competitors, buyer power is also very high.  Finally, the barriers to entry are moderately low, and the large number of competitors in this field, including substitutes (such as do-it-yourself work) means that the pricing for such services are very competitive.  We employ trained and certified mechanics.

We face over 400 auto repair and auto parts competitors in the local area.  Only a quarter of these competitors offer both auto repair services and auto parts inventories.  Among these, only a few are major national chains.  The remainders are small privately owned establishments.  We are strategically located at one of the main cross-centers (50,000 cars per day traffic flow) that connect the East to West and North to South areas of the metropolitan Las Vegas.

Declining Trend:

The trend of sales is on a decrease because of our specialized services.  We are mainly involved in installing and repairing air conditioning units in older autos.  Because older autos are disappearing at a rapid rate, and most all new cars are now equipped with air condition, our sales are on a decrease.  However, we are in the process of upgrading our technical equipment to repair older autos as well as newer autos.

To attempt to reverse our declining trend, we intend to upgrade our technical equipment which includes:

4 Electric lifts	$40,000
2 new a/c machines	$6,000
New small tools	$10,000
Alignment rack	$40,000
Digital scanner	$5,000
Smog machine	25,000

Increase Parts Inventory from $30,000 to $55,000.  Total $181,000.

We estimate it will take six months after we receive the necessary funding which will be raised using equity/debt financing.  In addition, we intend to increase the size of our facility to a 7000 square foot building with 6 bays and a parking lot area for 40 vehicles, which will cost approximately $1.35 a square ft. (10,500 per month).  On completion of the move, we expect to employ a service writer, cashier/receptionist and two technicians.  Our upgraded equipment will allow us to offer additional services including in-house changing of motors and transmissions, valve jobs, smog inspection and diesel engine work.

Liquidity:

Our liquidity is also in a down turn requiring lines of credit to keep operating in months outside of peak season months.  However, the lines of credit are paid down in the peak season months of operation.  The seasonal peak months are April, May, June, July, August and September when it is very hot the in Las Vegas area of Nevada.  The non-peak months are January, February, October, November, and December when the weather is cold.  The company runs on about 70% cash flow from operations during the non-peak months with the lines of credit providing the cash difference needed to operate. We owe on our line of credit, as of June 30, 2008 and as of the date hereof, the sum of $0. For the one-year period ended June 30, 2008, we had total income of $306,861 and a net loss of $20,872. For the quarter ended September 30, 2008, we had total income of $85,197 and net income of $4,490. This income occurred during our peak months. We are considered a development stage company and our auditor has expressed a going concern opinion in our audit.

Financing Strategy:

We have no present plans, proposals, arrangements or understandings with respect to the sale and issuance of additional securities or the obtaining of additional loans or obtaining other financial accommodations; however, to attempt to reverse our current declining trend, we may be required to develop a financing strategy which may involve an additional offering of our securities or the obtaining of funds to commence a marketing strategy.  If we do not raise additional capital or secure loans, we may be required to abandon our expansion plans and emphasize our ability to service both older and newer model automobiles.

SUMMARY FINANCIAL INFORMATION

The following consolidated financial data has been derived from and should be read in conjunction with our audited financial statements for the periods ended June 30, 2006, June 30, 2007, and as of June 30, 2008, and the current quarter then ended together with the notes to our financial statements and the section of this prospectus entitled "Management's Discussion and Analysis and Plan of Operation":

Consolidated Balance Sheet Data

	June 30, 2006	June 30, 2007	June 30, 2008	September 30, 2008
Total Assets Total Liabilities	85,690 49,763	100,700 73,745	77,415 77,332	63,546 52,973
Paid-in Capital	131,209	129,2090	131,209	131,209

Retained Earnings (Accumulated Deficit)	(105,283)	(114,254)	(135,127)	(130,636)

Total Shareholders' Equity	85,690	100,700	77,415	63,546

RISK FACTORS

Any investment in our common stock involves a high degree of risk.  You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide to buy our shares.  Should anyone or more of these risks actually materialize the results of our operations and our financial condition would likely suffer.  In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

1.

You May Lose Your Entire Investment.

The company is subject to all the risks and uncertainties which are characteristic of any enterprise, including substantial problems, expenses and other difficulties typically encountered in the course of, establishing new markets, organizing operations and marketing procedures, and engaging and training new personnel.  The likelihood of our success must be considered in light of these problems, expenses, complications, and delays.  Should we be unable to overcome these obstacles, you stand to lose your entire investment.

2.

Our Auditor Has Expressed a Going Concern Qualification.

Our auditor's going concern opinion and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, officers and directors to meet limited operating expenses. We are insolvent in that we are unable to pay our debts in the ordinary course of business as they become due. Our financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and classification of liabilities that might result should we be unable to continue as a going concern. We had net income of $4,490 for the quarter ended September 30, 2008. We have a loss for the periods ended June 30, 2006 of $47,233, June 30, 2007 of $8,972 and June 30, 2008 of $20,872.

3.

We Will Be Subject to Intense Competition.

We operate in the highly competitive auto air and services center business.  We face competition from existing companies with considerably more financial and business related sources.  Such competition may have an adverse effect on our profitability.

4.

We expect to have strong competition from such well-established companies and small independent companies like ourselves.

Accordingly, we expect to compete on the basis of price (or the value to the customer of the services performed) and on the basis of our reputation among customers as a quality provider of management services and our locality of operation.  We expect to be less able than our larger competitors to handle generally increasing costs and expenses of doing business.  Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate resources to enable us to take advantage of such advances.

5.

We May Encounter Unforeseen Costs in the Auto Air and Service Center Business.

Our estimates of the cost of and time to be consumed in the provision of various services customarily provided by auto air and service center companies based upon management's knowledge may not be accurate.  There can be no assurance that analysis of the customer's various needs, recommendations for and/or implementation of improvements, modifications, cost reductions, and consulting and specific problem-solving, will not cost significantly more than expected or even prove to be prohibitive.  Further, we are unable to predict the amount of time or funding that may be consumed in our efforts to obtain the additional debt and/or equity financing that may be required permitting us to offer all of the services currently offered by a  our  There can be no assurance that cost overruns will not occur or that such cost overruns will not adversely affect us.  We currently have no plans to obtain additional debt or equity financing.

6.

We Have Some Debt Obligations.

We may be required to develop a financial strategy which may involve an additional offering of our securities or the obtaining of additional sources of funds.  We currently have a line of credit with Bank Midwest and we have obtained loans from our officers and directors.  We may have available under the line of credit the sum of $90,000 and as of the date hereof, we are not obligated to the Bank Midwest.  Our line of credit may not now be available when needed from the Bank Midwest.  As of September 30, 2008, we were obligated to our officers and directors in the sum of $36,434.

7.

We may be required to rely on future sale and issuance of our stock or other financing alternatives.  Each of these may result in dilution to our existing shareholders.

We have no present plans, proposals, arrangements or understandings with respect to the sale and issuance of additional securities or the obtaining of additional loans or obtaining other financial accommodations; however, to attempt to reverse our current declining trend, we may be required to develop a financing strategy which may involve an additional offering of our securities or the obtaining of funds to commence a marketing strategy.  If we do not raise additional capital or secure loans, we may be required to abandon our expansion plans and emphasize our ability to service both older and newer model automobiles.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned expansion activities.

8.

If our stock price drops significantly, we may become subject to securities litigation that could result in a harmful diversion of our resources.

In the past, following periods of volatility in the market price of a particular company's stock, securities class action litigation has been brought against such companies.  Any litigation arising from the volatility in the price of our common stock could have an adverse effect upon our business financial condition and results of operations.

9.

State Blue Sky Regulations may make it difficult for you to resell your stock.

To ensure that state laws are not violated through the resale of our securities, we will refuse to register the transfer of any of our securities unless we are satisfied that the transfer doesn't violate any state laws.

10.

Our common stock currently is and may continue to be subject to additional regulations applicable to lower priced securities.

Our common stock may be subject to a number of regulations that can affect its price and your ability to sell it.  For example, Rule 15g-9 under the Exchange Act may apply to our common stock.  This rule imposes sales practice requirements on broker-dealers that sell low priced securities to persons other than established customers and institutional accredited investors.  For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction.

In addition, under United States securities regulations, our common stock consists of "penny stocks."  Penny stocks, in general, are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market.  For any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock.  The penny stock rules will not apply if the market price of our common stock is $5.00 or greater. These requirements may reduce the level of trading activity in any secondary market for our common stock and may adversely affect the ability of broker-dealers to sell our securities.

11.

Some of our current shareholders will become eligible in the future to sell their stock, which may adversely affect the market price of your stock.

Common stock owned by our present shareholders, officers and directors have shares that are deemed "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Securities Act").  In the future they may sell their securities under Rule 144 which provides, in essence, that a person having held restricted securities for a period of one (1) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale.  Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitations by a person who is not an affiliate of the Company, and who has satisfied a two (2) year holding period.

12.

We Do Not Anticipate Paying Any Dividends or Interest Payments in the Foreseeable Future.

We have not paid any dividends since our inception and we do not anticipate paying any dividends on our common stock in the foreseeable future.  We anticipate that earnings, if any, which may be generated from operations will be used to finance our continued operations and growth.  If you anticipate the immediate need of dividends from your investments you should consider not purchasing any of our shares.

13.

We rely on Key Executives.

Our ability to succeed is substantially dependent on the performance of our officers and Directors.  Our success also depends on our ability to attract, hire, retain and motivate future Officers and key employees. The loss of the services of any of these executive Officers or other key employees could have a material adverse effect on our business prospects, financial condition and result of operations.

We have not entered into employment agreements with any of our Officers and Directors, and currently have no “Key Man” life insurance policies. Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.

Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel.  The failure to attract and retain the necessary technical, managerial, marketing and customer service personnel could have a material adverse effect on our business prospects, financial condition and results of operations.

14.

There are no independent directors to provide management oversight.

Not having any independent directors increases the chances that actions could be taken to the benefit of or for the protection of insiders.

15.

Management will have significant control over our decision regarding our business.

Under the terms of our Articles of Incorporation filed with the Secretary of State of Nevada with respect to the rights, preferences and limitations of Common Shares, each common shareholder is entitled to vote on any matters presented to our stockholders.  80% of Keven’s common stock is held by two related individuals and as such they are able to control the affairs of the Company regardless of the votes of the remaining holders of the Company’s common stock.

16.

There is substantial costs of being a public company.

Our officers and directors have agreed to fund the future expenses of having us comply with the federal securities laws (and being a public company).  The failure of our compliance with the appropriate laws may result in the loss of a trading market resulting in our shares having little or no value.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve risks and uncertainties such as availability of funds, operating costs, outcomes of business activities and other factors.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus.  These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

ITEM 4

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the Selling Shareholders.  All proceeds from the sale of the shares will be for the account of the Selling Shareholders, as described below in the sections of this prospectus entitled "Selling Shareholders" and "Plan of Distribution." We will however incur all costs associated with this registration statement and prospectus.

ITEM 5

DETERMINATION OF OFFERING PRICE AND ADDITIONAL INFORMATION

The offering price of $0.10 per share of our common stock was determined arbitrarily. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

Our common stock is presently not traded on any market or securities exchange. We intend to have a broker-dealer file an application for listing or quotation on the OTC Bulletin Board System.  If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the Selling Shareholders named in this prospectus.

ITEM 6

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

ITEM 7

SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". The selling shareholders acquired their shares from Keven in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.  As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither Keven nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, Keven will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed.  Keven will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

Keven has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933.  Keven has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is complete.  Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution.  A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods".  Keven has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with Keven or Keven's officers or directors,  other than Donald C. Bradley.  Mr. Bradley was the President of Southern States Land Development prior to its acquisition by us and is assisting in the preparation of this offering Memo.  To our knowledge, no selling shareholder is affiliated with a broker/dealer.

Manner of Sale

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit.  The Selling Shareholders intend to sell their shares at an offering price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market.  If and when Keven's common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time.  Keven will not receive any proceeds from the sale of the shares by the selling shareholders.  The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.  Donald C. Bradley, a selling shareholder will pay all costs of registering the shares offered by the selling shareholders which are estimated to be approximately $27,000 of which $22,500 has been paid as of the date of this prospectus.

The selling shareholders are as follows:

Name	Available Percentage Shares to be Sold (2)	Total Number Owner-Ship	Total Number of Shares to be Offered for Selling and Percentages Shareholder (2)(4)	of Shares to be Owned Upon Completion to be Owned (1)(2)(4)

Christian Anthony	90,000	.9%
Donald C. Bradley(5)	170,000	1.7%
Jeff Bradley(5)	90,000	.9%
Glen Brow(5)	90,000	.9%
Tracy Brow(5)	95,000.95%
Debra Buxton	95,000.95%
Steve Buxton	95,000.95%
Jo Derrick	225,000	2.25%
Shaun Hadley(5)	250,000	2.50%
Harley Hadley(5)	25,000.25%
Lindsi Hadley(5)	25,000.25%
Ron Hayes	95,000.95%
Sherrie Henderson(5)	225,000	2.25%
John Katter	145,000	1.45%
Martin L. Knukel	95,000.95%
Dorothy C. McSweeny	95,000.95%
James Nagai	95,000.95%

(1)

Based on 10,000,000 shares of our common stock issued and outstanding as of June 30, 2008.

(2)

Beneficial ownership calculation under Rule 13d-3 of the 1934 Act, (the "Exchange Act").  Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i) voting power, which includes the power to vote, or to direct the voting of shares; and

(ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option)within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

Acquired in 1994 and exchanged in 2007.

(4)

Because a Selling Shareholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares that will be held by a Selling Shareholder upon the termination of the offering.

(5)

Shareholder relationships are as follows: Donald C. Bradley is the father of Jeff Bradley, Shaun Hadley, Sherri Henderson and the grandfather of Harley and Lindsi Hadley.  Glen Brow and Tracy Brow, Debra Buxton and Steve Buxton are husband and wife.

ITEM 8

PLAN OF DISTRIBUTION

The securities being offered may be sold by the Selling Shareholders or by those whom such shares are transferred.  The distribution of the securities by the Selling Shareholders may be effected on one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

If our company or its management receives proceeds from the sales of the securities by the Selling Shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters.  Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sales of securities.

In addition, the Selling Shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensations paid to such persons may be regarded as underwriters' compensation.

In addition to, and without limiting each of the Selling Shareholders and any other person participating in a distribution will be affected by the applicable provisions of the 1934 Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders or any such other person.

Under the 1934 Act, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off' periods prior to the commencement of such distribution.

Also the Selling Shareholders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the Selling Shareholders.

We have informed Selling Shareholders that, during such time as they may be engaged in distribution of any of shares we are registering by this registration statement, they are required to comply with Regulation M.  In general, Regulation M precludes any Selling Shareholder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions.  We have informed the Selling Shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specific maximum.  Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

There can be no assurance that the Selling Shareholders will sell any or all of the securities.  In order to comply with state securities laws, if applicable, the securities will be sold in jurisdiction only through registered or licensed brokers or dealers.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  Under applicable rules and regulations of the 1934 Act, any person engaged in distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

Timing of Sales.

The Selling Shareholders may offer and sell the shares covered by this prospectus at various times.  The Selling Shareholders will act independently of each other in making decisions with respect to the timing, manner and size of each sale.

Offering Price.

The Selling Shareholders intend to sell their shares at an offering price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the Selling Shareholders to the public may be:

(1)

The market price prevailing at the time of sale;

(2)

A price related to such prevailing market price; or

(3)

Such other price as the Selling Shareholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system.  If out common stock becomes publicly traded, then the sale price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Manner of Sale.

The shares may be sold by means of one or more of the following methods:

(1)

a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

(2)

purchase by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

(3)

ordinary brokerage transactions in which the broker solicits purchasers;

(4)

through options, swaps or derivative;

(5)

privately negotiated transactions; or

(6)

in a combination of any of the above methods.

The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by the brokers or dealers may, but is not expected to, exceed that which is customary for the types of transaction involved.  Broker-dealers may agree with a Selling Shareholder to sell a specific number of shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker -dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then current market price or in negotiated transactions.  In connection with resale of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

We intend to request a broker-dealer to make application to the FINRA to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink OTC Markets, Inc. "Pink Sheets."

If our Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

ITEM 9

LEGAL PROCEEDINGS

We are not a party to or involved in or aware of any litigation or other adverse claims, lawsuits, investigations or other legal proceedings of a material nature threatened or contemplated.

ITEM 10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Our Executive officers and directors are as follows:

Name	Age	Title	Position

Desmond W. Keven	54	President and Director	Operations Manager

Teresa M. Keven	42	Secretary and Director	General Manager

Desmond W. Keven was employed from 1971 to 1994 by the “Walt Epprect’s Las Vegas Dodge” store in Las Vegas, Nevada as a runner, then counter service and as Associate Parts Manager.  From 1974 to 1980 Mr. Keven was employed by “Wilden’s Pride Dodge” in Las Vegas, Nevada as Parts Manager and from 1990 to 1995 and as Parts Service Director.  From 1995 to 1998 Mr. Keven Investments purchased Las Vegas Auto Air, and in 1999, he added auto repair and auto parts and named the company Las Vegas Auto Air Service Center.

From 1999 to 2007, they were the only Officers and Directors of Keven Investments.  In 2007, Keven Investments merged with Southern States Land Development and Southern States Land Development changed its name to Keven Investments.  Teresa M. Keven has 20 years customer service experience in the automotive business.  She currently handles customer services and is the In-House accountant.

Teresa M. Keven is the wife of Desmond W. Keven.

Our officers and directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified, or until his prior resignation or removal.  Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors.

ITEM 11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this report concerning beneficial ownership of the Company's Common Stock by (i) each director, (ii) each executive officer, (iii) the directors and officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than five percent (5%) of the Common Stock.

Name and address	Position	Amount	Percent held	Class

Desmond W. Keven	President	4,000,000	40%	Common

Teresa M. Keven	Secretary	4,000,000	40%	Common

Officers & Directors	Total	8,000,000	80%	Common

SHAREHOLDERS

The following lists all shares of Keven's common stock since its incorporation and its transactions in which the selling shareholders acquire their securities:

On November 20, 1994, Shaun Hadley received 250,000 shares, Sherri Henderson received 225,000 shares and Jo Derrick received 225,000 shares for cash and services which consisted of $700 cash and services consisting of assuming the responsibilities of Officers and Directors.

On June 1, 2007, Desmond W. Keven and Teresa M. Keven exchanged 2500 shares of Keven Investments for 8,000,000 shares of Southern State Land Development.  The exchange was at $.0129 per share.  Southern State Land Development’s name was changed to Keven Investments. All other shareholders paid $.05 per share.

Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

SHAREHOLDER	Issued	Shares	Percent	Compensation paid for shares

Christian Anthony	3/10/96	90,000.9%		$.05
2720 W Seme
Las Vegas, NV 89109

Donald C. Bradley	10/14/04	20,000.2%		$.05
9116 Covered Wagon Drive	01/06/06	150,000	1.5%	$.05
Las Vegas, NV 89117

Jeff Bradley	12/10/95	90,000.9%		$.05
1522 Marita Dr
Boulder City NY 89005

GlenG. Brow	12/10/95	90,000.9%		$.05
805 Largo Azul
Henderson, NY 89015

Tracy Brow	12/10/95	95,000.95%		$.05
805 Largo Azul
Henderson, NY 89015

Debra Buxton	03/10/96	95,000.95%		$.05
2325 Windmill Pkwy #322
Henderson, NY 89104

Steve Buxton	05/01/96	95,000.95%		$.05
2991 Coconino
Lake Havasu, AZ 86406

Jo Derrick	11/20/94	225,000	2.25%	$.001
928 Lazon Drive
Sandy, UT 84039

Harley Hadley	05/01/96	25,000.25%		$.05
6735 Greengrove Dr
Las Vegas, NV 89103

Lindsi Hadley	05/01/96	25,000.25%		$.05
6735 Greengrove Dr
Las Vegas, NV 89103

Shaun Hadley	11/20/94	250,000	2.50%	$.001
6735 Greengrove Dr
Las Vegas, NV 89103

Ron Hayes	05/01/96	95,000.95%		$.05
P.O. Box 6499
Big Bear Lake CA 92315

Sherri Henderson	11/20/94	225,000	2.25%	$.001
8716 Ida La
Sandy UT 84093

John Karter	12/10/94	145,000	1.45%	$.05
2120 Nordick Dr
Sandy UT 84093

Desmond W. Keven	06/01/07	4,000,000	40%	$.004616
3720 W. Desert Inn Road
Las Vegas, NV 89102

Teresa M. Keven	06/01/07	4,000,000	40%	$.004616
3720 W. Desert Inn Road
Las Vegas, NV 89102

Martin L. Kunkel	06/10/96	95,000.95%		$.05
P.O. Box 3785
Las Vegas, NV 89036

Dorothy C. McSweeny	05/01/96	95,000.95%		$.05
P.O. Box 6499
Big Bear Lake CA 92315

James Nagai	06/10/96	95,000.95%		$.05
8386 Vista Colorado St
Las Vegas, NV 89123

ITEM 12

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $.001 per share.

The following description of our capital stock discloses all material information relating to our common stock but is not a full summary of all information relating to our common stock.  The description is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock

As of the date of this offering, there were 10,000,000 shares of our common stock issued and outstanding, held by 19 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of Directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

ITEM 13

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to be connected with our Company or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal

H. Delbert Walker

Law offices of H. Delbert Walker

8160 Highland Drive

Sandy, Utah 84093

(801) 438-1099

Has passed upon certain legal matters in connection with the validity of the issuance of the share of common stock.

Auditor

Moore & Associates

2675 S. Jones Boulevard

Suite 109

Las Vegas, NV 89146

(702) 253-7498

Has audited the Consolidated Financial Statements of Keven for the periods and to the extent set forth in its report, which are included herein in reliance upon the authority of said person as an expert in accounting and auditing.

ITEM 14

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

We have adopted provisions on our bylaws that eliminate to the fullest extent permissible under Nevada Revised Statutes, the liability of our directors to the company for monetary damages.  Such limitations of liability do not affect the availability of your equitable such as injunctive relief or rescission.

Our bylaws provide that the company shall indemnify our directors and officers to the fullest extent permitted by Nevada law including circumstances in which indemnification is otherwise discretionary under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers and controlling persons of Keven pursuant to the forgoing provisions or otherwise, Keven has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Our bylaws provide that the company shall indemnify our directors and officers to the fullest extent permitted by Nevada law including circumstances in which indemnification is otherwise discretionary under Nevada law.

ITEM 15

ORGANIZATION WITHIN THE LAST FIVE YEARS

On June 1, 2007 Desmond W. Keven and Teresa M. Keven, owners of 2500 shares of common stock representing one hundred percent (100%) of issued and outstanding shares of Keven Investments, a Nevada corporation; DBA Las Vegas Auto Air Service Center, made an exchange pursuant to the merger of their 2,500 shares for 8,000,000 shares of Southern States Land Development; a Nevada corporation.  Southern State Land Development name was changed to Keven Investments.  The 8,000,000 shares represent 80% of the issued and outstanding shares of Keven Investments.

ITEM 16

DESCRIPTION OF BUSINESS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties.  These statements may be identified by the use of terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or expressing this terminology negatively or similar expressions or by discussions of strategy.  The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they may appear in this prospectus.  Our actual results could differ materially from those discussed in this prospectus.

Important factors that could cause or contribute to such differences include those discussed under the caption entitles "Risk Factors," as well as those discussed elsewhere in this registration statement.

Keven Investments is a Nevada corporation, DBA Las Vegas Auto Air Service Center established in 1999 by Desmond W. and Teresa M. Keven owners and operators, who purchased the Las Vegas Auto Air and Service Center from John Toman who established the business in 1978.  The company is a Full Service auto air conditioning and auto repair operation complete with an In-House parts department.  The company services the greater Las Vegas area, which includes Las Vegas, North Las Vegas and Henderson.

The description of our business is divided into two parts: Part 1.  A presentation of the elements that comprise the Las Vegas Auto Air and Service Center business and operations, and Part 2. Summary of the Auto Repair Industry.

PART 1

LAS VEGAS AUTO AIR SERVICE CENTER

(1)

We were incorporated in the State of Nevada on January 7, 1999.

(2)

On June 2, 2007, we merged with Southern States Land Development, Inc.  We do business as “Las Vegas Auto Air Service” that provides:  Automobile repairs and Auto Air Conditioning repair services.  We service the Las Vegas metropolitan area, consisting of our two million residents.  Our customers come to our facility which consists of offices, waiting room, repair bays, shared parking spaces and in-house Part Department, Electronic parts catalogue. Our building is 2,318 square feet.

(3)

We do not have any publicly announced new products or services.

(4)

We face over 400 auto repair competitors in the local area. Only a quarter of these competitors offer air conditioning auto repairs services and auto parts inventories. Among these, only a few are major national chains. The remainders are small privately owned establishments.  We will compete by focusing on convenience and offering a high level of customer service. We believe that a service visit does not just include repairing a client’s car; it includes the entire service experience from the first time a client talks to our mechanic until they decide to stop driving.  The long term profitability of a service firm of this type lies in the repeat customer that finds services an   excellent experience, despite that fact that they usually have suffered an inconvenience breakdown.  We seek to examine all aspect of the service experience, to seek ways to improve our customer satisfaction.  In addition, all employees are rigorously trained and retrained to think about customer satisfaction in order to create a self-sustaining company culture that revolves around this issue.  The service and products we provide are air conditioning, automotive repairs and parts at competitive prices including:

-

Tires and Batteries

-

New and remanufactured parts for domestic and imported cars including:

-

Suspension parts, Ignition parts

-

Exhaust systems. Engines and engine parts

-

Oil and air filters, belts, hoses, and air condition parts Lighting, Wiper blades.

-

Brake parts. Chemicals, including oil, antifreeze, Polishes, Additives, Cleansers and Paints.

-

Mobile electronics, including sound systems, Alarms, and remote vehicle starters.

(5)

Principle suppliers of auto parts are Cheyenne Auto Parts (15%) Danhard (10%) Ranshle, Inc. (30%) WDI (30%).

(6)

We are not dependent upon one or a few major customers. At present, we maintain a data base of over 5000 customers.

(7)

We have a business license.  There are no patents, trademarks, franchises, concessions, royalty agreements or labor contracts.

(8)

Only governmental approved needed is hazard material compliance permit ($500 per year) which we have.

(9)

There are no existing or probable governmental regulations on our business. There has been no research and development activity   during the past two years.

(10)

We have four full time employees: two are certified auto and air conditioning certified. Our desert summers require we employ more air conditioning mechanics.

(11)

We intend to become a reporting company and will meet all required reporting obligations.

Objectives

At present we believe we have continuously met our primary objectives to maintain our identity as a "customer satisfaction" operation in addition to increasing our share of metropolitan Las Vegas extraordinary growth.  This is achieved by providing high quality, convenient and comprehensive auto air conditioning and auto repair at low cost.

Mission

We consider trust to be the most important aspect of our business and we diligently pursue the building of trust through customer satisfaction of the work performed and at competitive pricing.

Keys to success

The economic growth of the last several years has resulted in increased disposable income.  Many people have chosen to spend part of their increased income on their automobiles.  As a result, the need for reliable and convenient auto services has substantially risen as well. We have positioned ourselves to capitalize on the growing needs of the working, middle and upper class market for quality auto service in the greater Las Vegas area.

In the auto repair industry a company builds its client base one customer at a time and mostly through word of mouth marketing.  With this is mind, the keys to success for our company are:

High-quality work.

Constant contact with clients so as to keep them informed about the state of automobile and their repair job progress.

Knowledgeable mechanics that are friendly, customer oriented, and who take the time to explain to customer the intricate nature of his automobile problems and our solutions.

We have trained and certified mechanics that are able to prove they have customer awareness and interaction.  It is our professional people who fulfill our contracts and goals.  The largest part of our expenses will be in labor costs.

Competitive Edge

We believe that a service visit does not just include repairing a client’s car, it includes the entire service experience from the first time a client talks to our mechanic until they decide to stop driving. The long-term profitability of a service firm of this type lies in the repeat customer that finds our services an excellent experience, despite the fact that they usually have suffered an inconvenient breakdown.  We seek to examine all aspects of the service experience, to seek ways to improve our customer satisfaction.  In addition, our employees are rigorously trained and retrained to think about customer satisfaction in order to create a self-sustaining company culture that revolves around this issue.

Market Summary

We target the following market segments:

New car owners

Older luxury cars owners Sports car owners Lifetime owners

Market Strategy

We have a program of marketing services that include the following:

Flyers

Direct mailers

Discounts

Newspaper ads

Yellow pages

Referrals through other local businesses. E-mail

Each of these marketing approaches has the advantage of being low cost and creating service awareness.  The company's long-term marketing goals are to use local radio and TV ads.

Location

Keven is strategically located at one of the main cross-centers that connect the East to West and North to South areas of the metropolitan Las Vegas.

Staff

Desmond W. Keven

General Manager/Sales Service

Teresa M. Keven

Office Manager/In House Accounting and Customer

Service Technicians

Richard Lynch

Michele McCloskey

All technicians are certified by:ASE (Automotive Excellence and MAX (Mobile Air Services)

Since Las Vegas summers average six months long, the company has space and volume of business to employ four additional technicians every summer.

Customers/Percentage

* New Cars	35%
* Older Cars	60%
* Sports Cars	5%
* Men	60%
* Women	40%

Customer Income Levels

20% average income

70% middle class income

10% upper class income

Air conditioning Customer Service

Air Conditioning Repair

60%

Auto repair

40%

Average Sale Between $600 to $700

Averages

Customers per year

900

Repeat customers per year

200

New customers per year

700

Average sale

$670 to $900

Established customer base

5000

Rapid and quick turnaround service,

80% on same day.

Additional Customer Service Includes:

Shuttle Service

Towing Service (24 hours)

Constant contact with customers as to the stage of the repair work.

Advertising

We maintain a computer base of over 5000 customers

A direct mail promotion is made every Christmas

Reminders of service required are sent every month

Future plans

Include the hiring of a service writer and an inventory process, which will free the manager, Desmond W. Keven to arrange parts contracts with auto repair shops that do not have their own parts department.

We plan to use our network of small auto repair shops to sell them parts in bulk to be delivered when needed and allow the shops to retail them for less than the current prices repair shops pay.  We plan to do the same with auto dealerships.

PART 2

The Industry

Competition.  The industry is highly competitive with suppliers having a great deal of power in setting and negotiating the prices of their products and services to repair shops.

The barriers to entry are moderately low, and the large number of competitors in this field, including substitutes (such as a do-it-yourself work) means that the pricing for such services are very competitive.  The only way to have an advantage in this industry is a low cost leadership principal applied aggressively through the building of strong, business to customer ties.

Primary competitors are engaged principally in the retail sale of automotive parts, tires and accessories, automotive maintenance and service and the installation of parts.  Larger competitors have adopted the "super center" store model, a freestanding, "one-stop" shopping automotive warehouse that features state of the art service bays.  These "supercenters" carry thousands of stock-keeping units and serve the automotive aftermarket needs of the "do-it-yourself," the do-it-for me" (automotive service), tire and "buy-for-resale" customer sectors.

Market Segmentation

The Industry segments its customers by type of car ownership.  The facts show the type of car that a person owns says volumes about their driving habits and therefore their repair requirements.

New car owner: some owners of newer cars are likely not to use the company's garage repair service.  If they do have a problem with their car, they will return it to the dealer where they purchased it.  These owners take great pride in their cars and will bring them often to the wash.  Eventually, as their warranties runs out, the goal will be to sell them on the efficiency, excellent service and price competitiveness of our company's repair services.

Older luxury cars owner: people who have either owned their high-end luxury cars for some years, or are unable to afford the expense of a brand new luxury car but want the feel of relaxed driving.  Both of these groups want to keep their cars in the best shape possible.  Those who have bought second-hand cars will often spend many hours in their cars and will place much importance on reliability.  These owners will bring their cars in regular service and regular washes.

Sports car owners: people who are younger, or middle-aged men, and will regard performance as important.  They will also pride themselves on the look of their car and if involved in a minor scrape will have the body repaired very quickly, since looks are also important.  These people will have regular service and tune-ups on their cars.

Lifetime owners: many of these people have owned their cars for more than five or six years.  They are more likely to be women.  They are attached to their cars as friends and though it may be more sensible for them to purchase a new car, they will continue to have repairs done on their "old faithful".

Market Trends

The market demand for automotive repair has been relatively stable with steady growth percentages over the past decade.  However, the average price per vehicle has seen a steady increase, especially within the last five years due to jump in sales of SUV's.  These vehicles, on average, have much higher repair costs per vehicle than any other car being produced today.  This has upset the short-term equilibrium of the industry and given incentives for new firms to enter the market.

Buying patterns

While customers looking to purchase automotive repair services are concerned with price, the primary concern is with building a relationship of trust between themselves and their service provide.  A large number of people within the country have experienced or heard of bad service encounters within the market.  As a person's car is usually connected in one way or another with that individual's livelihood, a dependable automobile is crucial.  Therefore, many clients are willing to pay the costs for a mechanic they feel does a quality job and understands their needs.

An automotive repair company that can anticipate, meet, and even exceed customer's needs can build a defensible position within the market place and acquire a larger market share at the expense of other rivals.

Service Description

Repairs Include:

Air conditioning, auto repair and parts

Scheduled maintenance

Wheel alignment, tires and rims. Brake repair

Comprehensive engine repair Transmission

Competition

Many companies compete by employing trained and certified mechanics who are able to engage in customer awareness and interaction.  It is the company's professional people who will fulfill the firm's contracts and goals.  The largest part of the company's expenses will be in labor costs.

Super Centers

Primary competitors are engaged principally in the retail sale of automotive parts, tires and accessories, automotive maintenance and service and the installation of parts.  Larger competitors have adopted the "super center" store model, a freestanding, "one-stop" shopping automotive warehouse that features state of the art service bays.  These "supercenters" carry thousands of stock-keeping units and serve the automotive aftermarket needs to the "do-it-yourself', the "do-it-for-me" (automotive service), tire and "buy- for-resale" customer sectors.

Competitive Comparison

The auto repair industry is highly competitive.  Each company within this field has high capital costs, low margins, and a high intensity of competition.

Customers Primary Concerns

While customers looking to purchase automotive repair services are concerned with price, the primary concern is with building a relationship of trust between themselves and their service provide. A large number of people within the country have experienced or heard of bad service encounters within the market. As a person's car is usually connected in one way or another with that individual's livelihood, a dependable automobile is crucial. Therefore, many clients are willing to pay a little more for a mechanic they feel does a quality job and understands their needs.

An automotive repair company that can anticipate, meet, and even exceed customer's needs can build a defensible position within the market place and acquire a larger market share at the expense of other rivals.

ITEM 17

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is an analysis ending June 30, 2007 and June 30, 2008.

	6-30-07	6-30-08
Cost of goods % sales	46.4%	54.6%
Margin % of sales	53.6%	45.4%
Net loss % of sales	(4.6%)	(3.0%)

Total Assets	$113,637	$77,415
Total Liabilities	$49,764	$71,332

Ratio of Assets to Liabilities	2.28 to 1	1.09 to 1

Costs of goods as a percentage of sales has risen by 8.2% from June 30, 2007 to June 30, 2008, and the margin as a percentage of sales has decreased by 8.2%.  This trend is negative and implies a decrease in profitability of the company. However, the actual net loss decreases by 1.6% from 2007 to 2008.  This decrease was caused by management being able to manage operating expenses effectively.  The major expenses that were decreased were vehicles expenses, auto leases, impairments and payroll taxes.  Payroll was less in 2008 over 2007.

Cash flows from operating activities decreased from ($38,263) to ($26,015) in 2007 which is a favorable trend.  Cash flow from financing activities went from $17,006 in 2006 to $47,565 in 2007 indicating major financing activities which can be considered a negative factor to the future operation of the company.  Our financing activities were generated by the two major stockholders, officers, directors who have a second mortgage against their personal residence.

Liquidity and Resources

We currently have a payable on the books for funds borrowed from the shareholders.  We also had loans from shareholders from the fiscal year ending June 30, 2006, which were paid in full by the due date of June 30, 2007.  The loan terms were agreed upon by the Board and were to repay the loan amounts at an interest rate of eight percent (8%) per annum.  Monthly payments of one thousand eight hundred dollars ($1,800) include the interest and principal amounts to be paid. Loan balance as of September 30, 2008 was $36,434  An additional loan from a shareholder was obtained in the fiscal year ending June 30, 2007.  The Board also agreed upon the terms for this loan, which are to repay the loan at an interest rate of eight percent (8%) per annum.  Monthly payments of six thousand dollars ($6,000) include the interest and principal amounts to be paid.  The loan is listed as a current liability due to the fact that the loan terms require that it be repaid within a twelve-month period.  The loan balance as of June 30, 2007 was $64,919.  Our ability to satisfy our obligations depends in part upon our ability to maintain a profitable level of operations, securing short and long-term financing to continue development of its services, and the growth of its customer base.  There is no assurance that short and long-term financing can be obtained to fulfill the Company’s capital needs.

Without loans from our officers, directors and shareholders, we many have a negative operating cash flow.

Inventories

Inventories are stated at the lower of cost or current estimated market value.  Cost is determined using the first-in, first-out method.  The Company’s inventories consist of automotive parts.  We periodically review our inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements.  Our Inventory at September 30, 2008 was $38,484.

Plan of operation for the next twelve months

Plan of Operation

(1)

We believe we can sustain our plan of operation for the next twelve months of cash flow from our current clients or loans from our officers, directors and shareholders.  Given that this client base has been expanding providing additional cash flow.

(2)

We intend to actively seek for a suitable, existing automotive parts and small repair businesses as acquisitions business.  We anticipate the terms of any acquisitions will require a combination of cash and stock.

(3)

Being a public company will position us with the ability to raise capital and issue shares for acquisitions and growth opportunities.

Our keys to success and critical factors for the next year are in order of importance;

(1)

Continue our expansion-marketing plan.

(2)

Increase our customer base.

(3)

Use financial control and cash flow planning.

(4)

Use the advantage of economics of scale.

We feel our current cash flow and a $90,000 line of credit is sufficient to accomplish our goals for the next twelve months and will not require raising any additional funds during this time, as we are a service business, and do not require purchases of significant equipment at this time as we have had to in the past. However, we have plans to upgrade our equipment and facilities with financing acquired by equity/debt upon having our stock publicly traded.

Trends

(1)

The major trend is the continuous growth of the greater Las Vegas area since 1947 when it's population was 30,000 residents and over 2,000,000 population in 2007.

(2)

At present there are no material commitments for capital expenditures nor expected sources of funds for such expenditures.

(3)

There are no trends other than listed.

(4)

There are no causes for any material changes at this time.

(5)

There are no seasonal aspects that could have a material effect on our financial condition or results of operation.

ITEM 18

DESCRIPTION OF PROPERTY

Our executive offices and repair shop is located at 3540 South Jones Blvd., Suite 2, Las Vegas, Nevada 89103. The Company does not own any property at the present time and has no agreements to acquire any property.  The space is approximately 2,318 square feet, and the lease payment is approximately $3,400 per month.  The lease is a 3 year lease with a 3 year option to renew and expires on October 31, 2011.  This space is adequate for Keven's needs at this time, and any additional space needed in the future will be able to be obtained on commercially reasonable terms.

ITEM 19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Desmond W. Keven and Teresa M. Keven, officers and directors, are husband and wife and they exchanged one hundred percent (100%) of their stock Keven Investments for eighty percent (80%) of the stock of Southern States Land Development whose name was changed then changed to Keven Investments.

We had loans from our officers, directors and shareholders (Desmond W. Keven and Teresa M. Keven) for each fiscal year which were paid in full by June 30, 2007 and June 30, 2008.  The loan terms were 8% per annum with monthly payments of $1800 (principal and interest).

A loan from the same shareholders of $65,000 was obtained in the fiscal year ending June 30, 2007.  The loan terms are 8% annual rate with monthly payments of $6000 (principal and interest) and is a current liability as loan terms require it be paid within a 12 month period.

Our ability to satisfy our obligations depends in part upon its ability to maintain a profitable level of operations, securing short and long-term financing to continue development of its services, and the growth of our customer base.  There is no assurance that short and long-term financing can be obtained to fulfill our company’s needs

ITEM 20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price.

Our common stock is not quoted at the present time.

There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We will request a broker-dealer to make application to the FINRA to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink OTC Markets Inc. "Pink Sheets."

The Securities and Exchange Commission adopted Rule 15g-9 which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transaction in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

For the initial listing in the NASDAQ Small Cap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years of $750,000, a public float of 500,000 shares with a market value of $5 million.  The minimum bid price must be $4.00 and there must be 3 market makers.  In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

For continued listing in the NASDAQ Small Cap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000 a public float of 500,000 shares with a market value of $1 million.  The minimum bid price must be $1.00 and there must be 2 market makers.  In addition, there must be 300 shareholders holding 100 shares or more.

Shareholders.

As of the date hereof, there were 19 shareholders of record of our common stock.  This registration is for 2,000,000 shares of common stock held by the 17 shareholders.  There are no options, warrants or convertible securities.

ITEM 21

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the executive officers (both cash and non-cash) of Keven for the fiscal year ended June 30, 2006, June 30, 2007 and June 30, 2008.

Summary Compensation Table

					Securities		Other
Name and					Underlying		Annual
Principals				Compensation	Awards		Compensation
Position	Years	Salary	Bonus	($)	SARs(#)	Options	($)

Desmond W. Keven	2006	$15,325	0	0	0	0	15,325
President	2007	$16,100	0	0	0	0	16,100
Director

Teresa M. Keven	2006	$15,325	0	0	0	0	15,325
Secretary Treasurer	2007	$11,500	0	0	0	0	11,500
Director

Name/Title	Year	Salary	Bonus

Desmond W. Keven	2008	$15,325	$15,325
Teresa M. Keven	2008	15,325	15,325
Total		$30,650	$30,650

Stock Options

We have not granted any stock options and do not have any stock option plans in effect as of the date of this prospectus.  In the future, we may grant stock options to our officers and directors, employees or consultants.

Long-term Incentive Plans.  We do not provide our officers or employees with pension, stock or appreciation rights, long-term incentive or other plans and has no intentions of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans.  We do not have a defines benefit, pension plan, profit sharing or other retirement plan, although it may use one or more of such plans in the future.

The following shows the amounts, which we expect to pay our officers during the twelve months period ending June 30, 2009, and the time, which our executive officers plan to devote to our business.

	Proposed	Time to be devoted to
Name	Compensation	Keven’s Business
Desmond W. Keven	$15,325	50 hours per week
Teresa M. Keven	$15,325	40 hours per week

We do not have any employment agreements with our officers or employees.  We do not maintain key man insurance on the life or in the event of disability of any of our officers.

ITEM 22

FINANCIAL STATEMENTS

KEVEN INVESTMENTS

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2008

(unaudited)

KEVEN INVESTMENTS
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2008 AND JUNE 30, 2008

ASSETS	SEPTEMBER 30	JUNE 30
	2008 (Unaudited)	2008 (Audited)
Current Assets
Cash and Cash Equivalents	$3,017	$16,388
Accounts Receivable - Trade (Net allowance of $112)	15,378	14,332
Inventory	38,484	40,028
Total Current Assets	56,879	70,748

Fixed Assets, net of $68,182 accumulated depreciation	6,667	6,667

Other Assets
Goodwill (Note E)	-	-

Total Assets	$63,546	$77,415

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$13,724	$18,329
Accrued Payroll Taxes	541	932
Sales Tax Payable	2,232	2,312
Environment Payable	42	42
Loans From Shareholders	36,434	49,718
Total Current Liabilities	52,973	71,333

Stockholders' Equity
Common Stock (50,000,000 authorized) at $.001 par value
(10,000,000 issued and outstanding)	10,000	10,000
Additional Paid In Capital	131,209	131,209
Accumulated Deficit	(130,636)	(135,127)
Total Stockholders' Equity	10,573	6,082

Total Liabilities and Stockholders' Equity	$63,546	$77,415

The accompanying notes are an integral part of these consolidated financial statements.

KEVEN INVESTMENTS
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDING SEPTEMBER 30, 2008
	(unaudited)	(unaudited)
	FOR THE THREE	FOR THE THREE
	MONTHS ENDED	MONTHS ENDED
	SEPTEMBER 30	SEPTEMBER 30
	2008	2007
Total Income	$85,197	$128,918

Total Cost of Sales	30,799	84,251

Gross Margin	$54,398	$44,667

Operating Expenses
General and Administrative Expenses	27,353	46,582
Rent	21,894	21,297
Total Operating Expenses	49,247	67,879

Operating Income (Loss)	$5,151	$(23,212)

Other Income (Expense)
Sublet Income	840	533
Sublet Expenses	(641)	(444)
Interest Expense	(860)	(458)
Total Other Income (Expense)	(661)	(369)

Net Income (Loss)	$4,490	$(23,581)

Basic Income (Loss) Per Share of Common Stock	$0	$(0)

Weighted Average Number of Shares Outstanding	10,000,000	10,000,000

The accompanying notes are an integral part of these consolidated financial statements.

KEVEN INVESTMENTS
(unaudited) STATEMENT OF STOCKHOLDERS' EQUITY
FROM DATE OF INCEPTION
ON AUGUST 18, 1994 THROUGH SEPTEMBER 30, 2008
(Expressed in US Dollars)

	Number of Common Shares	Par Value	Dollar Value	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

Balance at August 18, 1994	10,000,000	$0.001	$10,000	$131,209	$-	$141,209

Balance at July 1, 2005	10,000,000	0.001	10,000	131,209	(58,050)	83,159

Net Loss for the period from July 1, 2005 to June 30, 2006					(47,233)	(47,233)

Balance as of June 30, 2006	10,000,000	0.001	10,000	131,209	(105,283)	35,926

Net Loss for the period from July 1, 2006 to June 30, 2007					(8,972)	(8,972)

Balance as of June 30, 2007	10,000,000	0.001	10,000	131,209	(114,254)	26,955

Net Loss for the period from July 1, 2007to June 30, 2008					(20,872)	(20,872)

Balance as of June 30, 2008	10,000,000	0.001	10,000	131,209	(135,126)	6,083

Net Income for the period from July 1, 2008 to September 30, 2008					4,490	4,490

Balance as of September 30, 2008	10,000,000	$0.001	$10,000	$131,209	$(130,636)	$10,573

As a part of the merger agreement on June 1, 2007, all stock issued since inception was exchanged for 10,000,000 shares of stock issued at a par value of $.001, all stock disclosures retroactively reflect this event.

The accompanying notes are an integral part of these consolidated financial statements.

KEVEN INVESTMENTS
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTH PERIOD ENDING SEPTEMBER 30, 2008

	FOR THE THREE	FOR THE THREE
	MONTHS ENDED	MONTHS ENDED
	SEPTEMBER 30	SEPTEMBER 30
CASH FLOWS FROM OPERATING ACTIVITIES	2008	2007

Net income (Loss)	$4,490	$(23,581)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-	1,956
(Increase) decrease in:
Accounts Receivable	(1,046)	11,351
Inventory	1,544	(6,338)
Increase (decrease) in:
Accounts Payable	(4,605)	1,206
Accrued Payroll Taxes	(391)	(936)
Sales Tax Payable	(80)	(2,347)
Net Cash Provided (Used) By Operating Activities	(88)	(18,690)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-	-

Net Cash (Used) By Investing Activities

CASH FLOWS FROM FINANCING ACTIVITIES

Loans From Shareholders	(13,283)	3,632
Net Cash (Used) By Financing Activities	(13,283)	3,632

NET INCREASE (DECREASE) IN CASH	(13,371)	(15,058)

CASH AT BEGINNING OF PERIOD	16,388	28,501

CASH AT END OF PERIOD	$3,017	$13,443

Interest Paid	860	458

Non Cash Activities:
Contingent Liability Estimated Between $35,000 and $40,000
See Note O

The accompanying notes are an integral part of these consolidated financial statements.

KEVEN INVESTMENTS

(A Development Stage Company}

Notes to Financial Statements

As of September 30, 2008 and June 30, 2008

NOTE 1- CONDENSED F1NANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2008 audited financial statements. The revised results of operations for the period ended September 30, 2008 are not necessarily indicative of the operating results for the full period.

NOTE 2- GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

KEVEN INVESTMENTS

(A Development Stage Company}

Notes to Financial Statements

As of September 30, 2008 and June 30, 2008

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the proceeding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3-SIGNIFICANT EVENTS

Keven Investments was incorporated in the state of Nevada on January 7, 1999, DBA Las Vegas Air Auto Service Center. Southern States Land Development was incorporated in the State of Nevada on August 18, 1994. On June 18, 2007, Southern and Keven merged with Southern being the surviving company and changed its name to Keven Investments. The authorized capital stock consists of 50,000,000 shares of common stock at a par value of $.001 per share. There are 10,000,000 shares of common stock issued and outstanding, held by 19 shareholders of record.

On June 1, 2007 Desmond W. Keven and Teresa M. Keven, owners of 2,500 shares of common stock representing one hundred percent of issued and outstanding shares of Keven Investment, a Nevada Corporation; DBA Las Vegas Auto Air service Center, made an exchange pursuant to the merger of their 2,500 shares for 8,000,000 shares of Southern States Land Development; a Nevada corporation.

Prior period adjustment was made in recognition of a tax-loss carry-forward benefit arising from the financial statements presented to reflect prior period adjustments to retained earnings and inventory values that were found to be misstated due to overstatement of materials purchases in previous years. A complete count of inventory was made in June 2007 allowing the understated amounts to be calculated for the prior period adjustments. The correction of the error has been reflected in the inventory and retained earnings balances on the financial statements presented.

The company has a consulting agreement with Shogun Investment Group, Ltd; which stipulates that Shogun Investment Group, Ltd. shall perform all necessary actions associated with the process of listing Keven Investments as a public corporation. The agreement also stipulates that Shogun will pay all fees incurred in this process. Only in the event of a merger with sale or a direct sale will Keven Investments pay Shogun all the documented expenses incurred in the fulfillment of Listing Keven on the Over The Counter Bulletin Board Exchange (OTC-BB).

KEVEN INVESTMENTS

CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIOD

ENDED JUNE 30, 2008

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Keven Investments

We have audited the accompanying consolidated balance sheet of Keven Investments as of June 30, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keven Investments as of June 30, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note J to the financial statements, the Company has incurred losses, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note J.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

October 2, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Keven Investments

CONSOLIDATED BALANCE SHEET

JUNE 30, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	$16,388
Accounts Receivable - Trade (Net allowance of $112)	14,332
Inventory	40,028
Total Current Assets	70,748

Fixed Assets, net of $68,182 accumulated depreciation	6,667

Other Assets
Goodwill (Note F)	–

Total Assets	$77,415

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$18,329
Accrued Payroll Taxes	932
Sales Tax Payable	2,312
Environment Payable	42
Loans From Shareholders	49,718
Total Current Liabilities	71,332

Stockholders' Equity
Common Stock (50,000,000 authorized)
(10,000,000 issued and outstanding)	10,000
Additional Paid In Capital	131,209
Accumulated Deficit	(135,127)
Total Stockholders' Equity	6,082

Total Liabilities and Stockholders' Equity	$77,415

The accompanying notes are an integral part of these financial statements.

Keven Investments

CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDING JUNE 30, 2008

Total Income	$306,861

Total Cost of Sales	130,791

Gross Margin	176,070

Operating Expenses
General and Administrative Expenses	109,839
Rent	86,796
Total Operating Expenses	196,635

Operating Income (Loss)	(20,565)

Other Income (Expense)
Sublet Income	3 ,771
Sublet Expenses	(1,719)
Interest Expense	(2,360)
Total Other Income (Expense)	(308)

Net Income (Loss)	$(20,872)

Basic Income (Loss) Per Share of Common Stock	(0)

Weighted Average Number of Shares Outstanding	10,000,000

The accompanying notes are an integral part of these financial statements.

Keven Investments

STATEMENT OF STOCKHOLDERS' EQUITY

FROM DATE OF INCEPTION

ON AUGUST 18, 1994 THROUGH JUNE 30, 2008

(Expressed in US Dollars)

	Number of Common Shares	Dollar Value	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

Balance at August 18, 1994	10,000,000	10,000	1 31,209	–	141,209

Balance at July 1, 2005	10,000,000	10,000	131,209	(58,050)	83,159

Net Loss for the period from
July 1, 2005to June 30, 2006				(47,233)	(47,233)

Balance as of June 30, 2006	10,000,000	10,000	1 31,209	(105,283)	35,926

Net Loss for the period from
July 1, 2006 to June 30, 2007				(8,972)	(8,972)

Balance as of June 30, 2007	10,000,000	10,000	131,209	(114,254)	6,955

Net Loss for the period from
July 1, 2007to June 30, 2008				(20,872.25)	(20,872)

Balance as of June 30, 2008	10,000,000	10,000	131,209	(135,127)	6,082

As a part of the merger agreement on June 1, 2007, all stock issued since inception was exchanged for 10,000,000 shares of stock issued at a par value of .001, all stock disclosures retroactively reflect this event.

The accompanying notes are an integral part of these financial statements.

Keven Investments

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR PERIOD ENDING JUNE 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(20,872)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	4,454
(Increase) decrease in:
Accounts Receivable	8,146
Inventory	(1,428)
Increase (decrease) in:
Accounts Payable	18,125
Accrued Payroll Taxes	(3,855)
Sales Tax Payable	(1,481)
Net Cash Provided (Used) By Operating Activities	3 ,089

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	–
Net Cash (Used) By Investing Activities

CASH FLOWS FROM FINANCING ACTIVITIES

Loans From Shareholders	(15,202)
Net Cash (Used) By Financing Activities	(15,202)

NET INCREASE (DECREASE) IN CASH	(12,113)

CASH AT BEGINNING OF PERIOD	2 8,501

CASH AT END OF PERIOD	$1 6,388

Interest Paid	2 ,360

Non Cash Activities:

Contingent Liability Estimated Between $35,000 and $40,000

See Note O

The accompanying notes are an integral part of these financial statements.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Keven Investments (Predecessor, Southern States Land Development, Inc.) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.

Nature of Business and Trade Name

Keven Investments is a Nevada corporation, DBA Las Vegas Auto Air Service Center established in 1999 by Desmond W. and Teresa M. Keven owners and operators who purchased the Las Vegas Auto Air and Services Center from John Toman who established the business in 1978. The company is a full service auto service and repair operation complete with an in-house parts department. The company services the greater Las Vegas area, which includes Las Vegas, North Las Vegas and Henderson.

Southern States Land Development, Inc. was incorporated in the State of Nevada on August 1 8, 1994. Southern States Land Development, Inc. was established as a property development company for the purposes of investing in and improving land and viable business ventures.

The financials include the accounts of Keven Investments and Southern States Land Development, Inc. up until June 1, 2007 each of these companies were separate and distinct. On June 1, 2007, Keven Investments merged with Southern States Land Development being the surviving company and changing its name to Keven Investments.

Keven’s primary business is auto servicing and repair.

Prior to June I, 2007, Keven Investments had been a privately owned and operated business with well-established relationships in the Las Vegas Metropolitan area. It was established in 1978 and founded by John Toman who at that time had several years experience in the auto servicing and repair business.

Inventory Valuation

We value our inventory at the lower of cost or market. Market is determined based on net realizable value. Cost is determined on a first-in, first-out basis, which approximates actual cost. Our policy for a reserve for excess and obsolete inventory based on forecasted demand is discussed in Note D. Inventory items are generally ordered on a just-in-time basis to minimize inventory due to limited stock space.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Machinery and Equipment	5-10 years
Furniture and Fixtures	7-10 years
Vehicles	5-10 years
Leasehold Improvements	10-15 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Depreciation for Leasehold Improvements is calculated using the shorter of the useful life of the improvement or the associated lease term.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue from jobs is recorded upon completion of automotive repair and/or service. Payment is due when vehicle is picked up or delivered to customer.

Job costs include all direct materials, and labor costs and those indirect costs related to production. Selling, general and administrative costs are charged to expense as incurred.

Advertising

The Company expenses advertising costs as incurred. For the year ended June 30, 2008, advertising expense totaled $12,001.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Keven Investments’ financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Keven Investments’ financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the period presented.

Principles of Consolidation

The transaction involving Southern States and Keven Investments is treated as a reverse acquisition with Keven Investments as the accounting acquirer and continuing entity. As such, the accounts of Southern States have been included in the financials statements from the date of acquisition, and the number of shares has been retroactively restated to reflect the transaction. The historical pre-acquisition financial statements do not include the accounts of Southern States. These consolidated financial statements are presented based on the generally accepted accounting principle of consolidation and acquisition.

Consolidated statements are then presented based on FAS 141, which requires using the purchase method accounting for the presentation of the combined results of operations and financial position of both companies essentially as if the two were a single entity in the period presented. In some business combinations the acquiring combined entity assumes the name of the acquired entity. Thus, in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances shall be considered, in particular the following:

a. The relative voting rights in the combined entity after the combinations has been received by the acquired entity’s shareholders.

b. The acquired entity is the combining entity whose owners of governing body has the ability to elect or appoint a voting majority of the governing body of the combined entity.

c. Senior management of the acquired entity dominates that of the combined entity.

d. The acquired entity is considered to have paid a premium over the market value of the equity securities of the combined entity.

Common Stock

The Company has authorized common stock and has not authorized any other form of stock including preferred stock.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Environment Payable

The auto service and repair industry is required to dispose of environmentally harmful waste products in an environmentally friendly way. Therefore, Keven Investments uses a waste disposal service that is certified to dispose of the used oil and other environmentally harmful substances that accumulate from certain types of routine automobile services. The fees that are incurred for the disposal service are recorded in the environment payable account on the balance sheet.

NOTE B - LIQUIDITY AND RESOURCES

The Company currently has a payable on the books for funds borrowed from the shareholders. The Company also had loans from shareholders from the fiscal year ending June 30, 2006, which were paid in full by the due date of June 30, 2007. The loan terms were agreed upon by the Board and were to repay the loan amounts at an interest rate of eight percent (8%) per annum. Monthly payments of one thousand eight hundred dollars ($1,800) include the interest and principal amounts to be paid. Loan balance as of June 30, 2008 was $49,718.

An additional loan from shareholder was obtained in the fiscal year ending June 30, 2007. The Board also agreed upon the terms for this loan, which are to repay the loan at an interest rate of eight percent (8%) per annum. Monthly payments of six thousand dollars ($6,000) include the interest and principal amounts to be paid. The loan is listed as a current liability due to the fact that the loan terms require that it be repaid within a twelve-month period. The loan balance as of June 30, 2007 was $64,919.

The ability of the Company to satisfy its obligations depends in part upon its ability to maintain a profitable level of operations, securing short and long-term financing to continue development of its services, and the growth of its customer base. There is no assurance that short and long-term financing can be obtained to fulfill the Company’s capital needs.

NOTE C - INVENTORY

Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the first-in, first-out method. The Company’s inventories consist of automotive parts. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements.

Inventory of resalable parts at June 30, 2008 was $40,028. A physical inventory count was done during June of 2006. No obsolete inventory was found during this procedure therefore no balance was recorded in the inventory reserve account. Keven Investments has now implemented procedures for inventory counting every year for the purpose of identifying and recording the effects of obsolete inventory items.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE C - INVENTORY (continued)

The Company records inventories at the lower of cost or market on a first-in, first-out basis. The Company’s parts inventory is reviewed each month and also when the re-order of the parts is necessary. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. As of the end of the fiscal year June 30, 2008 there was no balance in the reserve account due to the adjustments recorded as a result of the inventory count and an analysis of existing inventory items.

NOTE D - PROPERTY AND EQUIPMENT

The carrying values of fixed assets as of June 30, 2008, were as follows:

2007
Machinery and Equipment	$3,590
Furniture and Fixtures	30,672
Vehicles	15,587
Leasehold Improvements	25,000
74,849
Accumulated Depreciation	(68,182)
$6,667

Depreciation for the period ended June 30, 2008 is $4,454.

NOTE E - GOODWILL

Statement of Financial Accounting Standards No. 142 (“SFAS 142”). “Goodwill and Other Intangible Assets,” addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements.

SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

Goodwill is defined as the excess of the cost of an acquisition price over the fair value of acquired net assets which is recorded as an asset and written down only when, and if, impairment if identified and measured, based on future events and conditions. The balance of the goodwill account was established upon the purchase in 1999 of Las Vegas Air Auto and Service Center from the original owner John Talman who established the business in 1978.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE E — GOODWILL (continued)

On an annual basis after the enactment of FASB 142 management has used its best estimates based on reasonable and supportable assumptions and projections, to review for impairment of goodwill whenever events or changes in circumstances indicated that the carrying amount of goodwill might not be recoverable. Management acknowledges that the entity has tested goodwill for impairment in accordance with the requirements of FASB Statement No. 142 Goodwill and Other Intangible Assets, and impairment losses have been recorded when required.

Although management has used its best estimates to review for impairment of goodwill and determined that goodwill had retained its expected value, our analysis and evaluation of the company’s fair value and financial condition has brought us to the conclusion that goodwill has lost any value it had upon the purchase of the company. Therefore, we have determined that Goodwill should be written off in the first period reported on these financial statements. For the period ending June 30, 2008, Goodwill had been determined to retain no value as of the audit date.

NOTE F - INCOME TAXES

The Company (Keven Investments) filed organization paperwork with the State of Nevada. At the time of filing Keven Investments elected and filed to be a C Corporation.

The predecessor company, Southern States Land Development, Inc. filed organization paperwork with the State of Nevada. At the time of filing Southern States Land Development, Inc. elected and filed to be a C Corporation. Since Southern States Land Development, Inc. was strictly a holding corporation until the time of the acquisition no provision for income tax was made.

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS 109”). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax asset and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the period audited.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE F — INCOME TAXES (continued)

The Company has approximately $38,507 in gross deferred tax assets at June 30, 2007, resulting from net operating loss carry forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period August 18, 1994 (inception) to June 30, 2008. At June 30, 2008, the Company has federal net operating loss carry forwards of approximately $134,127 available to offset future taxable income through 2027.

For the period August 18, 1994 (inception) to June 30, 2008, the difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to loss before income taxes is as follows (in percentages):

Statutory federal income tax rate	-34%

Valuation allowance	34%

Income tax rate – net	0%

NOTE G - NOTE PAYABLE

The Company was approved for a line of credit through Bank Midwest. The note was paid off prior to June 30, 2007. The Company has no other notes on the books.

NOTE H - ACQUISITION

A acquisition occurs when one enterprise acquires all of the net assets of another enterprise through an exchange of stock, payment of cash or other property, or the issue of debt instruments. Southern State Land Development originally authorized and issued Two Million (2,000,000) shares of common stock, which was issued to eighteen (18) shareholders. In a reverse acquisition the stock disclosures are presented by retroactively stating the equity accounts as of the earliest period presented to give effect to the new capital structure subsequent to the acquisition. Therefore, the equity section of the financial statements presented reports the total number of shares issued as of June 30, 2008 as Ten Million (10,000,000) shares of common stock.

On June 1, 2007 for the purpose of the acquisition an additional Eight Million shares of common stock were authorized and issued. The acquisition agreement stipulated that Desmond W. Keven and Teresa M. Keven would exchange Two Thousand Five Hundred (2,500) shares, representing One Hundred Percent (100%) of the issued and outstanding shares of Keven Investments common stock, including its name and assets; for Eight Million (8,000,000) shares of stock of Southern States Land Development, Inc. representing Eighty Percent (80%) of the outstanding shares of common stock for Southern States Land Development.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE H — ACQUISITION (continued)

Per the acquisition agreement, on June 1, 2007, Keven Investments transferred Two Thousand Five Hundred (2,500) shares of the stock representing One Hundred Percent (100%) of the authorized and outstanding shares of Keven Investments in exchange for Eight Million (8,000,000) shares of common stock representing Eighty Percent (80%) of the authorized issued and outstanding shares of Southern States Land Development, Inc.

Per the acquisition Keven Investments exchanged assets valued at $36,926 for Eight Million (8,000,000) shares of Southern States Land Development, Inc. at a value of .004616 per share. The fair market net value of the exchanged assets was established by an independent evaluator and is as follows:

Accounts Receivable	$17,719
Machinery and Equipment	2,347
Furniture and Fixtures	23,996
Inventory	19.529
63,591
Assumed Liabilities	(26,665)
$36,926

At the time of the acquisition, Southern States Land Development, Inc., had no assets; therefore the Two Million (2,000,000) shares of Southern States Land Development, Inc. still issued and outstanding had no value at the time of the trade. The resulting increase in shares caused a decrease in the value of the newly issued Eight Million (8,000,000) shares to .003693 cents per share. This resulted in a dilution of ..000923 cents per share equal to a .199957 percent dilution.

Upon the finalization of this transaction per the agreement, Southern States Land Development. Inc. changed its name to Keven Investments.

Southern States Land Development was originally organized as a holding company; therefore, it contributed no assets or liabilities to the financial statements. These consolidated financial statements reflect the operations of Keven Investments during the reflected period with the exception of the following statement. Income and expenses for Southern States Land Development for the audited period have been presented as consulting income and consulting fees. All equity disclosures have been retroactively restated to give effect to the new capital structure subsequent to the acquisition.

NOTE I - NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted —average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Ten Million (10,000,000) outstanding in the twelve-month period ending June 30, 2008.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE 1- NET LOSS PER COMMON SHARE (continued)

Number of shares	Net Loss	Year	Net Loss Per Share
10,000,000	$47,233	2006	.00
10,000,000	$8,972	2007	.00

NOTE J - GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE K - ACCOUNTS RECEIVABLE - TRADE

Accounts receivable is defined as amounts due from customers for goods and services provided in the normal course of business operations. Accounts receivable — trade for Keven Investments is the total unpaid invoices on the books at any given time.

Currently Keven Investments has a minimal allowance for doubtful accounts. The receivables that total the amount on the balance sheet are from invoices issued to long time customers that are considered good credit risks and have a history of paying invoices within thirty days (30) of the due date. Therefore we have determined through analysis of past historical experience for this Company the allowance for bad debt should be one half of one percent (.5%) of the receivables listed on the books.

NOTE L - PRIOR PERIOD ADJUSTMENTS

FAS 16 defines a prior period adjustment and clearly states that only the following items shall be excluded from the determination of net income for the current period:

1. The correction of an error in the financial statements of a prior period

2. Adjustments that result from realization of income tax benefits of pre-acquisition operating loss carryforwards of purchased subsidiaries.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE L — PRIOR PERIOD ADJUSTMENTS (continued)

The first is recognition of a tax-loss carryforward benefit arising from The financial statements presented reflect prior period adjustments to retained earnings and inventory values that were found to be misstated due to overstatement of materials purchases in previous years. A complete count of inventory was made in June 2007 allowing the understated amounts to be calculated for the prior period adjustments.

2005
Retained Earnings July 1	$(123,005)
Prior Period Adjustment	41,181
Net Income (Loss)	23,774
Retained Earnings June 30	$(58,050)

The correction of the error has been reflected in the inventory and retained earnings balances on the financial statements presented. No prior period financial statements were published, therefore, we have not presented restated financial statements in this report.

NOTE M - EQUITY

Only one class of stock has been authorized and issued by Keven Investments. Per financial statement presentation requirements the value of the Ten Million (10,000,000) shares of common stock presented are $10,000 as of June 30, 2007. Additional paid in capital has been recorded at the amount of $131,209 as of June 30, 2008. Additional paid in capital amounts arise from additional amounts paid by shareholders in the purchase of the original shares of Southern States Land Development. These funds were used in the search for viable companies to invest in prior to the acquisition with Keven Investments.

NOTE N - INCOME STATEMENT CLASSIFICATIONS

Sublet Income - Income derived from the sublet agreement classified as other income.

Sublet Expense - Expenses that can be directly linked with sublet area.

Material Purchases - Inventory items used and purchases directly related to work performed during reporting period.

Discounts Given to Customers - A contra income account related to work performed in reporting period. This account is used to record the redeeming of coupons used in promotions.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008

NOTE N - INCOME STATEMENT CLASSIFICATIONS (continued)

Deposits Previously Received — Deposits Previously Received are for parts that the company orders on behalf of the customer for needed services. Deposit amount is initially reported as Sales when paid. When the part is received the services are performed and the deposit amount is recorded to show the use of amounts held for the customer and recorded in this contra income account. Parts are received within one week of order therefore no amounts were carried over from one period to the next that would require the recording of deferred revenue.

NOTE O- CONTINGENT LIABILITIES

The Company has a consulting agreement with Shogun Investment Group, Ltd. which stipulates that Shogun Investment Group, Ltd. shall perform all necessary actions associated with the process of listing Keven Investments as a public corporation. The agreement also stipulates that Shogun will pay all fees incurred in this process. Only in the event of a acquisition with sale or a direct sale will Keven Investments pay Shogun all the documented expenses incurred in the fulfillment of listing Keven on the Over The Counter Bulletin Board Exchange (OTC-BB). Expenses have been estimated to be between $35,000 to $40,000 dollars.

No amounts have been included in the financial statements presented in connection to this agreement as the terms of the agreement have not been met.

KEVEN INVESTMENTS

CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS

ENDED JUNE 30, 2006 AND 2007

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Keven Investments

3729 Desert Inn Road

Las Vegas, NV 89102

We have audited the accompanying balance sheet of Keven Investments as of June 30, 2006 and 2007, and the related statements of income and changes in member’s equity, and cash flows for the twelve-month periods then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Keven Investments as of June 30, 2006 and 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The Blackwing Group, LLC

The Blackwing Group, LLC

Issuing Office: Independence, MO

March 9, 2008

Keven Investments

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2006 and 2007

ASSETS
	2006	2007
Current Assets
Cash and Cash Equivalents	$22,538	$28,501
Accounts Receivable – Trade (Net allowance of $111 and $112)	22,276	22,478
Inventory	34,803	38,600
Total Current Assets	79,617	89,579

Fixed Assets
Machinery and Equipment	3,590	3,590
Furniture and Fixtures	30,672	30,672
Vehicles	-	15,587
Leasehold Improvements	25,000	25,000
	59,262	74,849
Accumulated Depreciation	(53,189)	(63,728)
Total Fixed Assets	6,073	11,121

Other Assets
Goodwill (Note F)	-	-

Total Assets	$85,690	$100,700

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$10,854	$204
Accrued Payroll Taxes	3,446	4,787
Sales Tax Payable	2,904	3,793
Environment Payable	1,273	42
Note Payable - Bank Midwest	15,500	-
Loans From Shareholders	15,786	64,919
Total Current Liabilities	49,763	73,745

Stockholders' Equity
Capital Stock (10,000,000 issued and outstanding)	10,000	10,000
Additional Paid In Capital	131,209	131,209
Retained Earnings	(105,283)	(114,254)
	35,926	26,955

Total Liabilities and Stockholders' Equity	$85,690	$100,700

See Accountants’ Audit Report

Keven Investments

CONSOLIDATED INCOME STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDING JUNE 30, 2006 AND 2007

	2006	2007
Income
Sales - Taxable	$239,929	$215,279
Sales - Non-Taxable	51,753	56,773
Income - Labor	154,377	168,528
Consulting Fees	4,500	100
Deposits Previously Received	(3,886)	(6,104)
Discounts Given to Customer	(9,882)	(17,185)
Total Income	436,792	417,391

Cost of Goods Sold
Material Purchases	142,658	137,917
Labor	56,443	49,535
Freight	1,784	1,094
Supplies	1,578	797
Total Cost of Sales	202,463	189,342

Gross Margin	234,329	228,049

General and Administrative Expenses
Advertising	15,248	15,878
Alarm	-	243
Customer Expense	1,756	368
Consulting	2,000	-
Van Rental	1,500	-
Lease Chevy Tahoe	5,560	5,956
Vehicle Expenses	10,200	8,711
Auto Lease Keven Inv.	6,800	3,774
Bad Debts	1,734	-
Credit Card Fees	345	-
Novux/Discover Charges	88	-
Bank Charges	4,176	5,984
Global Payments	1,411	909
Service Charges - Bank Midwest	2,051	-
Contributions	939	727
Depreciation	8,086	10,909
Impairment	33,685	-
Dues and Subscriptions	486	30
Entertainment	2,868	4,434
Insurance - Business	5,589	5,707
Insurance - Officers' Medical	7,362	8,148
Insurance - Officer Life	3,685	5,401
Janitorial	1,743	1,850
Legal and Accounting	2,525	2,050
Repair and Maintenance	1,551	1,838
Miscellaneous	432	643

See Accountants’ Audit Report

Keven Investments

CONSOLIDATED INCOME STATEMENTS –continued-

FOR THE TWELVE MONTH PERIODS ENDING JUNE 30, 2006 AND 2007

	2006	2007
Office Expenses	2,885	2,967
Office - Home Comp	2,975	3,600
Office Salaries	1,242	203
Wages Minor	3,300	3,600
Officers' Salaries	30,650	29,800
Postage	925	943
Promotions	108	289
Promotions - Meals	1,915	1,530
Rent	81,802	82,958
Taxes and Licenses	1,734	1,015
Payroll Taxes	7,523	5,882
Telephone	4,535	5,960
Travel	3,571	1,090
Uniforms - Laundry	2,207	2,691
Utilities	4,892	5,734
Meals and Entertainment	2,547	933
Business Taxes	317	435
State Disability Employers Ins.	629	629
Workman's Compensation	3,792	4,186
State Unemployment	225	243
Total Expenses	279,594	238,248

Operating Income (Loss)	(45,265)	(10,199)

Other Income (Expense)
Sublet Income	2,201	4,423
Sublet Expenses	(1,257)	(1,763)
Interest Expense	(2,911)	(1,432)
Total Other Income (Expense)	(1,967)	1,227

Net Income (Loss)	$(47,233)	$(8,972)

Earnings per share from continuing operations – 10,000,000 shares issued	$(0.00)	$(0.00)

Earnings per share from Net Income (Loss) – 10,000,000 shares issued	$(0.00)	$(0.00)

Net loss per common share as of June 30, 2006 and 2007 is calculated based on retroactive treatment of the merger which created 10,000,000 shares of common stock.

See Accountants’ Audit Report

Keven Investments

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTH PERIODS ENDING JUNE 30, 2006 AND 2007

CASH FLOWS FROM OPERATING ACTIVITIES	2006	2007

Net income	$(47,233)	$(8,972)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	8,086	10,909
Impairment	33,685	-
(Increase) decrease in:
Accounts Receivable	(4,557)	(203)
Inventory	3,864	(3,797)
Increase (decrease) in:
Accounts Payable	(2,670)	(10,650)
Accrued Payroll Taxes	(1,004)	1,341
Sales Tax Payable	(153)	889
Environment Payable	855	(1,232)
Net Cash Provided (Used) By Operating Activities	(9,125)	(11,715)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-	(15,587)
Net Cash (Used) By Investing Activities	-	(15,587)

CASH FLOWS FROM FINANCING ACTIVITIES

Debt Reduction - Bank Midwest	-	(15,500)
Debt Reduction - HFC	(5,216)	-
Disbursements From Bank Midwest	3,277	-
Loans From Shareholders	(10,192)	48,765
Net Cash (Used) By Financing Activities	(12,131)	33,265

NET INCREASE (DECREASE) IN CASH	(21,257)	5,963

CASH AT BEGINNING OF PERIOD	43,795	22,538

CASH AT END OF PERIOD	$22,538	$28,501

See Accountants’ Audit Report

Keven Investments

STATEMENT OF STOCKHOLDERS' EQUITY

ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION

ON AUGUST 18, 1994

(Expressed in US Dollars)

Capital Stock Issued (no par value)	Number of		Additional		Total
	Common	Par	Paid	Deficit	Stockholders'
	Shares	Value	In Capital	Accumulated	Equity (Deficit)

- at August 18, 1994	10,000,000	0.000	131,209	-	141,209

- at June 30, 2005	10,000,000	0.001	131,209	(58,050)	83,159

- at June 30, 2006	10,000,000	0.001	131,209	(105,283)	35,926

- at June 30, 2007	10,000,000	0.001	128,209	(114,254)	26,955

Net Loss for the period from July 1, 2005
to June 30, 2006	-	-	-	(47,233)	(47,233)

Balance as of June 30, 2006					35,926

Net Loss for the period from July 1, 2006
to June 30, 2007	-	-	-	(8,972)	(8,972)

Balance as of June 30, 2007					26,955

See Accountants’ Audit Report

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Keven Investments (Predecessor, Southern States Land Development, Inc.) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.

Nature of Business and Trade Name

Keven Investments is a Nevada corporation, DBA Las Vegas Auto Air Service Center established in 1999 by Desmond W. and Teresa M. Keven owners and operators who purchased the Las Vegas Auto Air and Services Center from John Toman who established the business in 1978. The company is a full service auto service and repair operation complete with an in-house parts department. The company services the greater Las Vegas area, which includes Las Vegas, North Las Vegas and Henderson.

Southern States Land Development, Inc. was incorporated in the State of Nevada on August 18, 1994. Southern States Land Development, Inc. was established as a property development company for the purposes of investing in and improving land and viable business ventures.

The financials include the accounts of Keven Investments and Southern States Land Development, Inc. up until June 1, 2007 each of these companies were separate and distinct. On June 1, 2007, Keven Investments merged with Southern States Land Development being the surviving company and changing its name to Keven Investments. Keven’s primary business is auto servicing and repair.

Prior to June 1, 2007, Keven Investments had been a privately owned and operated business with well-established relationships in the Las Vegas Metropolitan area. It was established in 1978 and founded by John Toman who at that time had several years experience in the auto servicing and repair business.

Inventory Valuation

We value our inventory at the lower of cost or market. Market is determined based on net realizable value. Cost is determined on a “first-in, first-out” basis, which approximates actual cost. Our policy for a reserve for excess and obsolete inventory based on forecasted demand is discussed in Note D. Inventory items are generally ordered on a just-in-time basis to minimize inventory due to limited stock space.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Machinery and Equipment	5-10 years
Furniture and Fixtures	7-10 years
Vehicles	5-10 years
Leasehold Improvements	10-15 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Depreciation for Leasehold Improvements is calculated using the shorter of the useful life of the improvement or the associated lease term.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue from jobs is recorded upon completion of automotive repair and/or service. Payment is due when vehicle is picked up or delivered to customer.

Job costs include all direct materials, and labor costs and those indirect costs related to production. Selling, general and administrative costs are charged to expense as incurred.

Advertising

The Company expenses advertising costs as incurred. For the years ended June 30, 2007 and 2006, advertising expense totaled $15,878 and $15,248, respectively.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Keven Investments’ financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Keven Investments’ financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Principles of Consolidation

The transaction involving Southern States and Keven Investments is treated as a reverse acquisition with Keven Investments as the accounting acquirer and continuing entity. As such, the accounts of Southern States have been included in the financials statements from the date of acquisition, and the number of shares has been retroactively restated to reflect the transaction. The historical pre-acquisition financial statements do not include the accounts of Southern States. These consolidated financial statements are presented based on the generally accepted accounting principle of consolidation and acquisition.

Consolidated statements are then presented based on FAS 141, which requires using the purchase method accounting for the presentation of the combined results of operations and financial position of both companies essentially as if the two were a single entity in the periods presented. In some business combinations the acquiring combined entity assumes the name of the acquired entity. Thus, in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances shall be considered, in particular the following:

a.

The relative voting rights in the combined entity after the combinations has been received by the acquired entity’s shareholders.

b.

The acquired entity is the combining entity whose owners of governing body has the ability to elect or appoint a voting majority of the governing body of the combined entity.

c.

Senior management of the acquired entity dominates that of the combined entity.

d.

The acquired entity is considered to have paid a premium over the market value of the equity securities of the combined entity.

Common Stock

The Company has authorized common stock and has not authorized any other form of stock including preferred stock.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Environment Payable

The auto service and repair industry is required to dispose of environmentally harmful waste products in an environmentally friendly way. Therefore, Keven Investments uses a waste disposal service that is certified to dispose of the used oil and other environmentally harmful substances that accumulate from certain types of routine automobile services. The fees that are incurred for the disposal service are recorded in the environment payable account on the balance sheet.

NOTE B – LIQUIDITY AND RESOURCES

The Company currently has a payable on the books for funds borrowed from the shareholders. The Company also had loans from shareholders from the fiscal year ending June 30, 2006 which were paid in full by the due date of June 30, 2007 The loan terms were agreed upon by the Board and were to repay the loan amounts at an interest rate of eight percent (8%) per annum. Monthly payments of one thousand eight hundred dollars ($1,800) include the interest and principal amounts to be paid. Loan balance as of June 30, 2006 was $15,786.

An additional loan from shareholder was obtained in the fiscal year ending June 30, 2007. The Board also agreed upon the terms for this loan, which are to repay the loan at an interest rate of eight percent (8%) per annum. Monthly payments of six thousand dollars ($6,000) include the interest and principal amounts to be paid. The loan is listed as a current liability due to the fact that the loan terms require that it be repaid within a twelve-month period. The loan balance as of June 30, 2007 was $64,919.

The ability of the Company to satisfy its obligations depends in part upon its ability to maintain a profitable level of operations, securing short and long-term financing to continue development of its services, and the growth of its customer base. There is no assurance that short and long-term financing can be obtained to fulfill the Company’s capital needs.

NOTE C – INVENTORY

Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the first-in, first-out method. The Company’s inventories consist of automotive parts. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements.

Inventories at June 30, 2006 and 2007 were as $34,803 and $38,600, respectively. A physical inventory count was done during June of 2007. No obsolete inventory was found during this procedure therefore no balance was recorded in the inventory reserve account. Keven Investments has now implemented procedures for an annual count of inventory for the purpose of identifying and recording the effects of obsolete inventory items.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE C – INVENTORY (continued)

The Company records inventories at the lower of cost or market on a first-in, first-out basis. The Company’s parts inventory is reviewed each month and also when the re-order of the parts is necessary. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. As of the end of the fiscal year June 30, 2007 there was no balance in the reserve account due to the adjustments recorded as a result of the inventory count and an analysis of existing inventory items.

NOTE D – PROPERTY  AND EQUIPMENT

The carrying values of fixed assets as of June 30, 2006 and 2007, were as follows:

	2006	2007
Machinery and Equipment	$3,590	$3,590
Furniture and Fixtures	30,672	30,672
Vehicles	0	15,587
Leasehold Improvements	25,000	25,000
	59,262	74,849
Accumulated Depreciation	(52,189)	(59,729)
	$7,073	$15,120

Depreciation for the periods ended June 30, 2006 and 2007 is $8,086 and $10,909.

NOTE E - GOODWILL

Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements.

SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

Goodwill is defined as the excess of the cost of an acquisition price over the fair value of acquired net assets which is recorded as an asset and written down only when, and if, impairment if identified and measured, based on future events and conditions. The balance of the goodwill account was established upon the purchase in 1999 of Las Vegas Air Auto and Service Center from the original owner John Talman who established the business in 1978.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE E – GOODWILL (continued)

On an annual basis after the enactment of FASB 142 management has used its best estimates based on reasonable and supportable assumptions and projections, to review for impairment of goodwill whenever events or changes in circumstances indicated that the carrying amount of goodwill might not be recoverable. Management acknowledges that the entity has tested goodwill for impairment in accordance with the requirements of FASB Statement No. 142 Goodwill and Other Intangible Assets, and impairment losses have been recorded when required.

Although management has used its best estimates to review for impairment of goodwill and determined that goodwill had retained its expected value, our analysis and evaluation of the company’s fair value and financial condition has brought us to the conclusion that goodwill has lost any value it had upon the purchase of the company. Therefore, we have determined that Goodwill should be written off in the first period reported on these financial statements. For the periods ending June 30, 2006 and 2007, Goodwill had been determined to retain no value as of the audit date.

NOTE F – INCOME TAXES

The Company (Keven Investments) filed organization paperwork with the State of Nevada. At the time of filing Keven Investments elected and filed to be a C Corporation.

The predecessor company, Southern States Land Development, Inc. filed organization paperwork with the State of Nevada. At the time of filing Southern States Land Development, Inc. elected and filed to be a C Corporation. Since Southern States Land Development, Inc. was strictly a holding corporation until the time of the acquisition no provision for income tax was made.

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS 109”). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax asset and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE F – INCOME TAXES (continued)

The Company has approximately $38,507 in gross deferred tax assets at June 30, 2007, resulting from net operating loss carry forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period August 18, 1994 (inception) to June 30, 2007. At June 30, 2007, the Company has federal net operating loss carry forwards of approximately $113,255 available to offset future taxable income through 2027.

For the period August 18, 1994 (inception) to June 30, 2007, the difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to loss before income taxes is as follows (in percentages):

Statutory federal income tax rate	-34%

Valuation allowance	34%

Income tax rate – net	0%

NOTE G – NOTE PAYABLE

The Company was approved for a line of credit through Bank Midwest. The note was paid off prior to June 30, 2007. The Company has no other notes on the books.

NOTE H – ACQUISITION

A acquisition occurs when one enterprise acquires all of the net assets of another enterprise through an exchange of stock, payment of cash or other property, or the issue of debt instruments. Southern State Land Development originally authorized and issued Two Million (2,000,000) shares of common stock, which was issued to eighteen (18) shareholders. In a reverse acquisition the stock disclosures are presented by retroactively stating the equity accounts as of the earliest period presented to give effect to the new capital structure subsequent to the acquisition. Therefore, the equity section of the financial statements presented reports the total number of shares issued as of June 30, 2006 and 2007 as Ten Million (10,000,000) shares of common stock.

On June 1, 2007 for the purpose of the acquisition an additional Eight Million shares of common stock were authorized and issued. The acquisition agreement stipulated that Desmond W. Keven and Teresa M. Keven would exchange Two Thousand Five Hundred (2,500) shares, representing One Hundred Percent (100%) of the issued and outstanding shares of Keven Investments common stock, including its name and assets; for Eight Million (8,000,000) shares of stock of Southern States Land Development, Inc. representing Eighty Percent (80%) of the outstanding shares of common stock for Southern States Land Development.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE H – ACQUISITION (continued)

Per the acquisition agreement, on June 1, 2007, Keven Investments transferred Two Thousand Five Hundred (2,500) shares of the stock representing One Hundred Percent (100%) of the authorized and outstanding shares of Keven Investments in exchange for Eight Million (8,000,000) shares of common stock representing Eighty Percent (80%) of the authorized issued and outstanding shares of Southern States Land Development, Inc.

Per the acquisition Keven Investments exchanged assets valued at $36,926 for Eight Million (8,000,000) shares of Southern States Land Development, Inc. at a value of .004616 per share. The fair market net value of the exchanged assets was established by an independent evaluator and is as follows:

Accounts Receivable	$17,719
Machinery and Equipment	2,347
Furniture and Fixtures	23,996
Inventory	19,529
63,591
Assumed Liabilities	(26,665)
$36,926

At the time of the acquisition, Southern States Land Development, Inc., had no assets; therefore the Two Million (2,000,000) shares of Southern States Land Development, Inc. still issued and outstanding had no value at the time of the trade. The resulting increase in shares caused a decrease in the value of the newly issued Eight Million (8,000,000) shares to .003693 cents per share. This resulted in a dilution of ..000923 cents per share equal to a .199957 percent dilution.

Upon the finalization of this transaction per the agreement, Southern States Land Development, Inc. changed its name to Keven Investments.

Southern States Land Development was originally organized as a holding company; therefore, it contributed no assets or liabilities to the financial statements. These consolidated financial statements reflect the operations of Keven Investments during the reflected periods with the exception of the following statement. Income and expenses for Southern States Land Development for the audited periods have been presented as consulting income and consulting fees. All equity disclosures have been retroactively restated to give effect to the new capital structure subsequent to the acquisition.

NOTE I – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Ten Million (10,000,000) outstanding in the twelve-month periods ending June 30, 2006 and 2007.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE I – NET LOSS PER COMMON SHARE (continued)

Number of shares	Net Loss	Year	Net Loss Per Share
10,000,000	$47,233	2006	.00
10,000,000	$ 8,972	2007	.00

NOTE J – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE K – ACCOUNTS RECEIVABLE – TRADE

Accounts receivable is defined as amounts due from customers for goods and services provided in the normal course of business operations. Accounts receivable – trade for Keven Investments is the total unpaid invoices on the books at any given time.

Currently Keven Investments has a minimal allowance for doubtful accounts. The receivables that total the amount on the balance sheet are from invoices issued to long time customers that are considered good credit risks and have a history of paying invoices within thirty days (30) of the due date. Therefore we have determined through analysis of past historical experience for this Company the allowance for bad debt should be one half of one percent (.5%) of the receivables listed on the books.

NOTE L – PRIOR PERIOD ADJUSTMENTS

FAS 16 defines a prior period adjustment and clearly states that only the following items shall be excluded from the determination of net income for the current period:

1.

The correction of an error in the financial statements of a prior period

2.

Adjustments that result from realization of income tax benefits of preacquisition operating loss carryforwards of purchased subsidiaries.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE L – PRIOR PERIOD ADJUSTMENTS (continued)

The first is recognition of a tax-loss carryforward benefit arising from The financial statements presented reflect prior period adjustments to retained earnings and inventory values that were found to be misstated due to overstatement of materials purchases in previous years. A complete count of inventory was made in June 2007 allowing the understated amounts to be calculated for the prior period adjustments.

2005
Retained Earnings July 1	$(123,005)
Prior Period Adjustment	41,181
Net Income (Loss)	23,774
Retained Earnings June 30	$(58,050)

The correction of the error has been reflected in the inventory and retained earnings balances on the financial statements presented. No prior period financial statements were published, therefore, we have not presented restated financial statements in this report.

NOTE M – EQUITY

Only one class of stock has been authorized and issued by Keven Investments. Per financial statement presentation requirements the value of the Ten Million (10,000,000) shares of common stock presented are $7,000 as of June 30, 2006 and $10,000 as of June 30, 2007.

Additional paid in capital has been recorded at the amount of $131,209 as of June 30, 2006 and 2007. Additional paid in capital amounts arise from additional amounts paid by shareholders in the purchase of the original shares of Southern States Land Development.  These funds were used in the search for viable companies to invest in prior to the acquisition with Keven Investments.

NOTE N – INCOME STATEMENT CLASSIFICATIONS

Sublet Income – Income derived from the sublet agreement classified as other income.

Sublet Expense – Expenses that can be directly linked with sublet area.

Material Purchases – Inventory items used and purchases directly related to work performed during reporting period.

Discounts Given to Customers – A contra income account related to work performed in reporting period. This account is used to record the redeeming of coupons used in promotions.

KEVEN INVESTMENTS

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE N – INCOME STATEMENT CLASSIFICATIONS (continued)

Deposits Previously Received – Deposits Previously Received are for parts that the company orders on behalf of the customer for needed services. Deposit amount is initially reported as Sales when paid. When the part is received the services are performed and the deposit amount is recorded to show the use of amounts held for the customer and recorded in this contra income account. Parts are received within one week of order therefore no amounts were carried over from one period to the next that would require the recording of deferred revenue.

NOTE O – CONTINGENT LIABILITIES

The Company has a consulting agreement with Shogun Investment Group, Ltd. which stipulates that Shogun Investment Group, Ltd. shall perform all necessary actions associated with the process of listing Keven Investments as a public corporation. The agreement also stipulates that Shogun will pay all fees incurred in this process. Only in the event of a acquisition with sale or a direct sale will Keven Investments pay Shogun all the documented expenses incurred in the fulfillment of listing Keven on the Over The Counter Bulletin Board Exchange (OTC-BB). Expenses have been estimated to be between $35,000 to $40,000 dollars.

No amounts have been included in the financial statements presented in connection to this agreement as the terms of the agreement have not been met.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There are no changes in and disagreements with accountants.

ITEM 24

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes, Section 78.751 reads, in full, as follows:

1.

Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)

By the stockholders;

(b)

By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

 (b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The Company has been informed that liability is not eliminated or limited unless the Company includes the provision, like it has, in its original articles of incorporation or ads the provision by amendment. Under Nevada law, liability may be eliminated or limited as to both directors and officer. Thus, the liability of a director may be eliminated for breach of his or her fiduciary duty as an officer. Similarly, an officer may be relieved of liability to the Company for breach of his or her duties as an officer. However, the law does not permit the elimination of limitation of liability for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law.  The Company has also been informed that the adoption of a provision eliminating liability of directors or officers does not mean that these individuals will never find themselves as a defendant in actions or suits arising from the performance of their duties. First, liability may not be eliminated or limited for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law. Second, liability may not be eliminated or limited for the payment of dividends in violation of Nevada Revised Statutes. The Company has also been informed that the statute refers only to liability for damages. Thus, the article provision will not protect a director or officer from suits seeking equitable relief or orders requiring the return of corporate property. Since the statute is limited to liability of a director or officer to the corporation or stockholders, the provision will afford no protection in suits brought by third parties. As the statute reflects, it applies only to liability for breach of fiduciary duty as a director or officer. If a director or officer is also a majority stockholder, he or she may be liable for monetary damages for breach of duty to the minority.

Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons pursuant to any provisions contained in our Articles of Incorporation, or by-laws, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

ITEM 25

EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee	$6.14
State Filing Fees	$1,480.00
Printing and Engraving Expenses	$900.00
Legal Fees and Expenses	$3,500.00
Accounting Fees and Expenses	$18,500.00
Miscellaneous Expenses	$2,600.00

TOTAL	$26,986.14

Expenses are estimated.

ITEM 26

RECENT ISSUE OF UNREGISTERED SECURITIES

Donald C. Bradley purchased 20,000 shares at $.05 per share on October 14, 2004 and purchased 150,000 shares on January 6, 2006 for $.05 per share.

On June 18, 2007, Keven Investments exchanged 2,500 shares of common stock representing one hundred percent (100%) of the authorized and issued shares of the privately owned corporation Keven Investments., common stock including its name and assets for 8,000,000 shares of common stock of Southern State Land Development, whose name then changed to Keven Investments.

All shares of Common Stock previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one-year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of then outstanding common stock, or the average weekly trading volume during four calendar weeks prior to such sale.  Rule 144 also permits, under certain circumstances, the sales of shares without any quantity limitation by a person who has satisfied a one year holding period and who is not, and has not been for the three preceding three months, an affiliate of Keven.

These shares were issued without solicitation to friends and relatives of the Company's officers and directors who desired to assist in the building of the Company.  The Company had reasonable grounds to believe prior to making an offer to the above investors, and did in fact believe, when said investments were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks.  The purchasers had access to pertinent information enabling them to ask informed questions.  All such sales were affected without the aid of underwriters, and no sales commissions were paid.  An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, in accordance with Rule 144.

AVAILABLE INFORMATION

Keven has filed with the Securities and Exchange Commission a Registration Statement on Form S-1(together with all the amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement, which may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at the website of the Securities and Exchange Commission. Keven intends to become a reporting company and file the required filings under the federal securities laws.

EXHIBITS

ITEM 27

Copies of the following documents are filed with this registration statement as exhibits:

EX 3.1a	Articles of Incorporation *
EX 3.1b	Nevada - Articles of Merger *
EX 3.2	By Laws *
EX 5.1	Opinion of Counsel ***
EX 10.1	Shogun Consulting Agreement**
EX 23.1	Auditor’s Consent ***
EX 23.2	Legal Opinion Consent Counsel’s Consent to Use Opinion (See 5.1 above)

* Incorporated by reference to the SB-2 filed on September 25, 2007.

** Incorporated by reference to the S-1 filed on March 12, 2008

***Incorporated by reference to the S-1/A filed on October 27, 2008

ITEM 28

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any Prospectus required by Section 10 (a)(3) of the Securities Act of l933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the Offering.

(4)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized the registration statement to be signed on December 17, 2008 ..

KEVEN INVESTMENTS

(Registrant)

By:	/s/ Desmond W. Keven

Desmond W. Keven

President, Director, CEO

Date:   December 17, 2008

By:	/s/ Teresa M. Keven

Teresa M. Keven

Secretary, Director, CFO

Date:   December 17, 2008

In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Desmond W. Keven

Desmond W. Keven

President, Director, CEO

Date:   December 17, 2008

By:	/s/ Teresa M. Keven

Teresa M. Keven

Secretary, Director, CFO

Date:   December 17, 2008